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CUSIP NO. 742352107                                            Page 1 of 1 Pages
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                                                                      EXHIBIT 99

                            AGREEMENT OF JOINT FILING

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby consents to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the ownership by each of the undersigned of shares of common stock of The Princeton Review, Inc. Each of the undersigned hereby further agrees that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated:  February 12, 2004

                                                 RANDOM HOUSE TPR, INC.

                                                 /s/ Richard Sarnoff
                                                 -------------------------------
                                                 Name:  Richard Sarnoff
                                                 Title: President

                                                 RANDOM HOUSE, INC.

                                                 /s/ Richard Sarnoff
                                                 -------------------------------
                                                 Name:  Richard Sarnoff
                                                 Title: Executive Vice President